Exhibit 99.1
PetMeds® Announces Its Fourth Quarter and Fiscal Year End Financial Results and Declares a Quarterly Dividend of $0.30 Per Share

Delray Beach, Florida, May 22, 2023, PetMed Express, Inc. (NASDAQ: PETS), Your Trusted Pet Health ExpertTM, today announced its financial results for its fourth quarter and fiscal year ended March 31, 2023.

Quarterly Highlights
•Net sales for the quarter ended March 31, 2023, were $62.4 million, compared to $66.0 million for the fourth quarter in the prior year, a decrease of 5.4%.
•New customers increased 12% year over year for the quarter ended March 31, 2023 representing the second consecutive quarter of quarterly year-over-year new customer growth following a 2 ½ year period without such growth.
•Net loss for the quarter ended March 31, 2023 was $(5.1) million, or $(0.25) diluted earnings per share, and includes $7.9 million, or $0.29 per diluted share, for items which management believes are not indicative of our ongoing operations. This compares to net income of $6.1 million, or $0.30 diluted earnings per share, for the prior year quarter ended March 31, 2022.
•Adjusted EBITDA1 was $3.6 million for the current year quarter, compared to Adjusted EBITDA of $9.5 million, for the quarter ended March 31, 2022, a decrease of 61.8%.

Annual Highlights
•Net sales for the fiscal year ended March 31, 2023, were $256.9 million, compared to $273.4 million for the prior year, a decrease of 6.1%.
•Net income for the fiscal year ended March 31, 2023 was $233.0 thousand, or $0.01 diluted earnings per share, and includes $9.7 million, or $0.36 per diluted share, for items not indicative of our ongoing operations. This compares to net income of $21.1 million, or $1.04 diluted earnings per share, for the prior fiscal year ended March 31, 2022.
•Adjusted EBITDA was $19.8 million, for the fiscal year ended March 31, 2023, compared to Adjusted EBITDA of $34.0 million for the fiscal year ended March 31, 2022, a decrease of 41.9%.

“Fiscal 2023, particularly in the final quarter, represented a critical investment timeframe for PetMeds, as we strengthened the team, enhanced our systems, identified PetCareRx as a strategic acquisition opportunity, and turned our focus to incorporating our newly added investments. Revenue was down year over year by 6.1% but higher quarter over quarter. AutoShip & Save recurring revenue is the highest it's ever been at 44%, and new customers increased 12% for the quarter," said Matt Hulett, CEO and President.

Mr. Hulett continued, "We are progressing on our growth strategy, expanding our product catalog, building recurring revenue, growing our customer base, and adding differentiated services with our exclusive Vetster partnership and strategic Pumpkin partnership. We have built a solid foundation for future revenue growth and will continue our focus on the integration and execution of our strategic initiatives. We are confident this process will begin to bear fruit as each component achieves scale."
The Board of Directors declared a quarterly dividend of $0.30 per share on the Company’s common stock.  The dividend will be payable on June 12, 2023, to shareholders of record at the close of business on June 6, 2023.  The declaration and payment of future dividends is discretionary and will be subject to the determination by the Board of Directors.
This afternoon the Company will host a conference call to review the quarter’s financial results.

Time: 4:30 P.M. Eastern Time, May 22, 2023
Public call dial in (877) 407-0789 (toll free) or (201) 689-8562.
Webcast stream link:  https://investors.petmeds.com for those who wish to stream the call via webcast.
Replay: Available until June 5, 2023, at 11:59 P.M Eastern Time.
1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

To access the replay, call (844) 512-2921 (toll free) or (412) 317-6671 and enter passcode 13738424.
Founded in 1996, PetMeds is Your Trusted Pet Health Expert™, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and through its website at www.petmeds.com.
This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan.  Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2023.  The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.
PETMEDS INVESTOR RELATIONS CONTACT
Brian M. Prenoveau, CFA
MZ Group
561-489-5315
investor@petmeds.com

PETMEDS MEDIA CONTACT
Mary Eva Tredway
Butin PR
maryeva@butinpr.com

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for per share data)

	March 31, 2023	March 31, 2022
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$104,086	$111,080
Accounts receivable, less allowance for doubtful accounts of $35 and $39, respectively	1,740	1,913
Inventories - finished goods	19,023	32,455
Prepaid expenses and other current assets	4,719	4,866
Prepaid income taxes	1,883	681
Total current assets	131,451	150,995

Noncurrent assets:
Property and equipment, net	26,178	24,464
Intangible and other assets	5,860	860
Deferred tax assets	628	—
Total noncurrent assets	32,666	25,324

Total assets	$164,117	$176,319

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$25,208	$27,500
Accrued expenses and other current liabilities	11,289	5,697
Total current liabilities	36,497	33,197

Deferred tax liabilities	—	936
Other long-term liabilities	3,825	—

Total liabilities	40,322	34,133

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 21,084 and 20,979 shares issued and outstanding, respectively	21	21
Additional paid-in capital	18,277	11,660
Retained earnings	105,488	130,496

Total shareholders' equity	123,795	142,186

Total liabilities and shareholders' equity	$164,117	$176,319

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2023	2022	2023	2022

Sales	$62,407	$66,002	$256,858	$273,417
Cost of sales	45,025	46,605	185,844	195,341

Gross profit	17,382	19,397	71,014	78,076

Operating expenses:
General and administrative	18,945	8,289	49,474	30,829
Advertising	4,555	3,364	19,424	18,799
Depreciation	994	687	3,546	2,738
Total operating expenses	24,494	12,340	72,444	52,366

(Loss) income from operations	(7,112)	7,057	(1,430)	25,710

Other income:
Interest income, net	857	92	2,070	335
Other, net	226	285	944	1,026
Total other income	1,083	377	3,014	1,361

(Loss) income before provision for income taxes	(6,029)	7,434	1,584	27,071

(Benefit) provision for income taxes	(927)	1,368	1,351	5,971

Net (loss) income	$(5,102)	$6,066	$233	$21,100

Net (loss) income per common share:
Basic	$(0.25)	$0.30	$0.01	$1.05
Diluted	$(0.25)	$0.30	$0.01	$1.04

Weighted average number of common shares outstanding:
Basic	20,329	20,208	20,275	20,176
Diluted	20,339	20,335	20,339	20,358

Cash dividends declared per common share	$0.30	$0.30	$1.20	$1.20

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Year Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$233	$21,100
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,546	2,738
Share based compensation	6,617	4,549
Deferred income taxes	(1,564)	(345)
Bad debt expense	214	165
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	(41)	509
Inventories - finished goods	13,432	1,965
Prepaid income taxes	(1,202)	278
Prepaid expenses and other current assets	147	(363)
Accounts payable	(2,292)	(12,048)
Accrued expenses and other current liabilities	8,713	(50)
Income taxes payable	—	—
Net cash provided by operating activities	27,803	18,498

Cash flows from investing activities:
Purchase of minority interest investment in Vetster	(5,000)	—
Purchases of property and equipment	(5,260)	(1,752)
Net cash used in investing activities	(10,260)	(1,752)

Cash flows from financing activities:
Dividends paid	(24,537)	(24,384)
Net cash used in financing activities	(24,537)	(24,384)

Net decrease in cash and cash equivalents	(6,994)	(7,638)
Cash and cash equivalents, at beginning of year	111,080	118,718

Cash and cash equivalents, at end of year	$104,086	$111,080

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$4,312	$6,085

Dividends payable in accrued expenses	$1,262	$558

Non-GAAP Financial Measures
To provide investors and the market with additional information regarding our financial results, we have disclosed (see below) adjusted EBITDA, a non-GAAP financial measure that we calculate as net income excluding share-based compensation expense; depreciation; income tax provision; interest income (expense); and other non-operational expenses. We have provided reconciliations below of adjusted EBITDA to net income, the most directly comparable GAAP financial measures.
We have included adjusted EBITDA, herein, because it is a key measure used by our management and Board of Directors to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and other expenses. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.
We believe it is useful to exclude non-cash charges, such as share-based compensation expense, depreciation from our adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude income tax provision and interest income (expense), as neither are components of our core business operations. We also believe that it is useful to exclude other expenses, including the investment banking fee related to the Vetster partnership, acquisition costs related to PetCareRx, employee severance and an estimated state sales tax accrual as these items are not indicative of our ongoing operations. Adjusted EBITDA has limitations as a financial measure, and these non-GAAP measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Although depreciation is a non-cash charges, the assets being depreciated may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;
•Adjusted EBITDA does not reflect share-based compensation. Share-based compensation has been, and will continue to be for the foreseeable future, a material recurring expense in our business and an important part of our compensation strategy;
•Adjusted EBITDA does not reflect interest income (expense), net; or changes in, or cash requirements for, our working capital;
•Adjusted EBITDA does not reflect transaction related costs and other items which are either not representative of our underlying operations or are incremental costs that result from an actual or planned transaction and include litigation matters, integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems;
•Adjusted EBITDA does not reflect certain non-operating expenses including the employee severance which reduces cash available to us;
•Adjusted EBITDA does not reflect certain expenses including the estimated state sales tax accrual which reduces cash available to us.
•Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces the measures usefulness as comparative measures.

Because of these and other limitations, Adjusted EBITDA should only be considered as supplemental to, and alongside with other GAAP based financial performance measures, including various cash flow metrics, net income, net margin, and our other GAAP results. The following table presents a reconciliation of net income, the most directly comparable GAAP measure to Adjusted EBITDA for each of the periods indicated:
Reconciliation of Non-GAAP Measures
PetMed Express, Inc.
(Unaudited)

	Three Months Ended
($ in thousands, except percentages)	March 31, 2023	March 31, 2022	$ Change	% Change

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net (loss) income	$(5,102)	$6,066	$(11,168)	(184)%

Add (subtract):
Share-based Compensation	$1,630	$1,509	$121	8%
Income Taxes	$(927)	$1,368	$(2,295)	(168)%
Depreciation	$994	$687	$307	45%
Interest Income	$(857)	$(92)	$(765)	832%
Acquisition/Partnership Transactions and Other Items	$1,010	$—	$1,010	n/m
State Sales Tax Accrual	$6,900	$—	$6,900	n/m
Adjusted EBITDA	$3,648	$9,538	$(5,890)	(62)%

	Year Ended
($ in thousands, except percentages)	March 31, 2023	March 31, 2022	$ Change	% Change

Consolidated Reconciliation of GAAP Net Income to Adjusted EBITDA:

Net income	$233	$21,100	$(20,867)	(99)%

Add (subtract):
Share-based Compensation	$6,617	$4,549	$2,068	45%
Income Taxes	$1,351	$5,971	$(4,620)	(77)%
Depreciation	$3,546	$2,738	$808	30%
Interest Income	$(2,070)	$(335)	$(1,735)	518%
Acquisition/Partnership Transactions and Other Items	$1,904	$—	$1,904	n/m
Employee Severance	$364	$—	$364	n/m
State Sales Tax Accrual	$7,825	$—	$7,825	n/m
Adjusted EBITDA	$19,770	$34,023	$(14,253)	(42)%